Exhibit 16

ARTHUR ANDERSEN


March 26, 2001                                          Arthur Andersen LLP


                                                        Suite 3100
                                                        1225 17th Street
                                                        Denver, CO 80202-5531
                                                        Tel 303-295 1900
                                                        Fax 303-291-9200

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read revised paragraph (a) of Item 4 included in Form 8-K/A dated March 26, 2001 of Inforum Communications, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  Arthur Andersen LLP
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cc:  Mr. Jeff Mathias, CEO, Inforum Communications, Inc.